EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact - (713) 585-2900
Investors - Steve Bender
Media - David R. Hansen

Westlake Chemical Partners LP Announces Fourth Quarter Earnings

•	Quarterly MLP distributable cash flow of $8.5 million

•	Quarterly distribution of $0.275 per unit announced on January 30, 2015
Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported fourth-quarter 2014 net income attributable to the Partnership of $8.6 million, or $0.32 per limited partner unit, and MLP distributable cash flow of $8.5 million for its first full quarter of operations. For the 2014 post IPO period from August 4, 2014 through December 31, 2014 (the "Post IPO Period"), net income attributable to the Partnership was $13.6 million, or $0.50 per limited partner unit, and MLP distributable cash flow for the Post IPO Period was $13.8 million.
Net sales for the fourth quarter of 2014 was $273.5 million. For the Post IPO Period, net sales were $445.1 million. The Partnership's sales agreement with Westlake Chemical Corporation is designed to provide for stable and predictable cash flows. The sales agreement provides that 95% of the Partnership's ethylene production is sold to Westlake Chemical Corporation providing a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
On January 30, 2015, the Board of Directors of Westlake Chemical Partners GP LLC, the general partner of the Partnership, declared a quarterly distribution of $0.275 per unit to be payable on February 24, 2015 to the unitholders of record on February 9, 2015. The Post IPO Period MLP distributable cash flow provided coverage of 1.15x the declared distributions.
"We are pleased to report a successful first full quarter of operations for Westlake Chemical Partners. As a result of the long-term ethylene sales agreement with our sponsor, 95% of our sales are not subject to the volatility in the oil and ethylene markets and provide for a stable cash margin of $0.10 per pound of ethylene sold to our sponsor. We believe that the stability of the cash flows generated by our business, along with multiple growth opportunities provide us the ability to generate long-term growth and value to our unitholders," said President and Chief Executive Officer Albert Chao.

BASIS OF FOURTH QUARTER RESULTS
Results of operations for the year of 2014 include results of the Partnership's predecessor from January 1, 2014 through August 3, 2014, and operations of the Partnership from August 4, 2014 (the closing date of the Partnership's initial public offering, or IPO) through December 31, 2014. Because results presented for periods prior to the IPO do not factor into MLP distributable cash flow, this earnings release focuses on results of operations for the Post-IPO period in 2014.

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The statements in this release and the related teleconference relating to matters that are not historical facts, but forward-looking statements, including the amount of ethane that we are able to process, which could be adversely affected by, among other things, operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of electricity; changes in prevailing economic conditions; unanticipated ground, grade or water conditions; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; industrial accidents; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; late delivery of raw materials; difficulty collecting receivables; inability of our customers to take delivery; changes in the price and availability of transportation; fires, explosions or other accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which was filed with the SEC on November 7, 2014

Use of Non-GAAP Financial Measures
This news release includes the term MLP distributable cash flow, which is a non-GAAP financial measure, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"), but believe that certain non-GAAP financial measures, such as MLP distributable cash flow, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A reconciliation of MLP distributable cash flow to net income and net cash provided by operating activities can be found in the financial schedules at the end of this release. We define distributable cash flow as net income plus depreciation and amortization, less contributions from turnaround reserves and maintenance capital expenditures. We define MLP distributable cash flow as distributable cash flow attributable to periods subsequent to the date of our initial public offering less distributable cash flow attributable to Westlake Chemical Corporation's noncontrolling interest in Westlake Chemical OpCo LP, because MLP distributable cash flow may be defined differently by other companies in our industry, our definition of MLP distributable cash flow may not be comparable to similarly titled measures of other companies.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, Texas, the Partnership owns a 10.6% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com/.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' fourth quarter 2014 results will be held Tuesday, February 24, 2015 at 12:00 PM Eastern Time (11:00 AM Central Time). To access the conference call, dial (866) 700-0133 or (617) 213-8831 for international callers, approximately 10 minutes prior to the scheduled start time and reference passcode 76908899.
A replay of the conference call will be available beginning four hours after its conclusion until 12:00 AM, Eastern Time on Tuesday, March 3, 2015. To hear a replay, dial (888) 286-8010, or (617) 801-6888 for international callers. The replay passcode is 17902631.
The conference call will also be available via webcast at: http://edge.media-server.com/m/p/t2uozshk/lan/en and the earnings release can be obtained via the company's web page at: http://westlakepartners.investorroom.com/news-events.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2014	August 4, 2014 through December 31, 2014 (1)	Twelve Months Ended December 31, 2014 (2)

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Chemical Corporation ("Westlake")	$203,528	$329,760	$1,292,089
Net co-product, ethylene and other sales—third parties	70,015	115,338	457,611
Total net sales	273,543	445,098	1,749,700
Cost of sales	171,584	284,800	1,003,888
Gross profit	101,959	160,298	745,812
Selling, general and administrative expenses	6,453	9,632	29,256
Income from operations	95,506	150,666	716,556
Other income (expense)
Interest expense	(666)	(1,131)	(10,499)
Other income, net	16	16	3,151
Income before income taxes	94,856	149,551	709,208
Provision for income taxes	927	1,065	199,388
Net income	$93,929	$148,486	$509,820
Less: Predecessor net income prior to initial public offering on August 4, 2014	$—	$—	$361,334
Less: Net income attributable to noncontrolling interests in OpCo	85,367	134,909	134,909
Net income attributable to Westlake Partners subsequent to IPO and limited partners' interest in net income	$8,562	$13,577	$13,577

Quarterly distribution declared per unit	$0.2750	$0.4454	$0.4454

MLP distributable cash flow	$8,547	$13,812	$13,812

Distribution declared
Limited partner units—Public	$3,557	$5,762	$5,762
Limited partner units—Westlake	3,884	6,290	6,290
Incentive distribution rights	—	—	—
Total distribution declared	$7,441	$12,052	$12,052
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(1)	Westlake Partners' initial public offering was on August 4, 2014.

(2)	Includes Predecessor for the period from January 1, 2014 through August 3, 2014 and Westlake Partners for the period from August 4, 2014 through December 31, 2014.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED BALANCE SHEET
(Unaudited)

December 31, 2014

(In thousands of dollars, except unit amounts)
ASSETS
Current assets
Cash and cash equivalents	$133,750
Accounts receivable, net—Westlake	18,529
Accounts receivable, net—third parties	37,520
Inventories	6,634
Prepaid expenses and other current assets	212
Total current assets	196,645
Property, plant and equipment, net	842,057
Other assets, net	57,733
Total assets	$1,096,435

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued liabilities)	$31,984
Long-term debt payable to Westlake	227,638
Other liabilities	1,863
Total liabilities	261,485
Common unitholders—public (12,937,500 units issued and outstanding)	290,377
Common unitholder—Westlake (1,436,115 units issued and outstanding)	4,038
Subordinated unitholder—Westlake (12,686,115 units issued and outstanding)	35,681
General partner—Westlake	(242,572)
Total Westlake Chemical Partners LP parent's capital	87,524
Noncontrolling interest in OpCo	747,426
Total equity	834,950
Total liabilities and equity	$1,096,435

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

Twelve Months Ended December 31, 2014 (1)

(In thousands of dollars)
Cash flows from operating activities
Net income	$509,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,611
Other balance sheet changes	16,581
Net cash provided by operating activities	604,012
Cash flows from investing activities
Additions to property, plant and equipment	(202,823)
Settlements of derivative instruments	(133)
Net cash used for investing activities	(202,956)
Cash flows from financing activities
Net distributions to Westlake prior to initial public offering	(448,101)
Repayment of debt payable to Westlake with proceeds from the initial public offering	(78,940)
Net proceeds from issuance of common units	286,088
Proceeds from initial public offering distributed to Westlake	(151,729)
Proceeds from debt payable to Westlake	181,642
Quarterly distribution for the period from August 4, 2014 to September 30, 2014 to noncontrolling interest retained in OpCo by Westlake	(51,655)
Quarterly distributions to unitholders	(4,611)
Net cash used for financing activities	(267,306)
Net increase in cash and cash equivalents	133,750
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$133,750
_____________

(1)	Includes Predecessor for the period from January 1, 2014 through August 3, 2014 and Westlake Partners for the period from August 4, 2014 through December 31, 2014.

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WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended December 31, 2014	August 4, 2014 through December 31, 2014 (1)	Twelve Months Ended December 31, 2014

	(In thousands of dollars)
MLP distributable cash flow	$8,547	$13,812	$13,812
Add:
Distributable cash flow attributable to noncontrolling interests in OpCo (2)	85,277	136,929	136,929
Net income attributable to the Predecessor	—	—	361,334
Maintenance capital expenditures (2)	11,790	17,629	17,629
Contribution to turnaround reserves (2)	7,463	11,947	11,947
Less:
Depreciation and amortization (2)	(19,148)	(31,831)	(31,831)
Net income for the period	93,929	148,486	509,820
Depreciation and amortization	19,110	31,831	77,611
Other balance sheet changes	4,983	(26,601)	16,581
Net cash provided by operating activities	$118,022	$153,716	$604,012
_____________

(1)	Westlake Partners' initial public offering was on August 4, 2014.

(2)	Include amounts for the periods from October 1, 2014 through December 31, 2014, from August 4 through December 31, 2014 and from August 4, 2014 through December 31, 2014, respectively.

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